UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 18, 2009

Inovio Biomedical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11494 Sorrento Valley Road, San Diego, California		92121-1318
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (858) 597-6006

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Inovio Biomedical Corporation, a Delaware corporation (the “Company”), is filing this Current Report on Form 8-K for the purpose of updating the description of its capital stock. That description has been filed previously with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (as amended), and updated and amended from time to time. To the extent the following description is inconsistent with prior filings, it modifies and supersedes those filings.

DESCRIPTION OF INOVIO BIOMEDICAL CORPORATION CAPITAL STOCK

The statements in this description of the Company’s capital stock are  brief summaries of, and are subject to the provisions of, the Company’s amended and restated certificate of incorporation, as amended, and bylaws and the relevant provisions of the Delaware General Corporation Law.

Description of Common Stock

Under the Company’s Amended and Restated Certificate of Incorporation, as amended, the Company has 300,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), authorized for issuance. 85,713,967 shares of Common Stock were outstanding on June 14, 2009. As of June 14, 2009, 13,317,080 shares of Common Stock were reserved for issuance upon exercise of outstanding options granted pursuant to the Company’s equity incentive plans, 11,038,978 shares of Common Stock were reserved for issuance upon exercise of outstanding warrants and 4,788,100 shares of Common Stock were reserved for issuance upon conversion of outstanding convertible subordinated promissory notes.

The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have any cumulative voting rights.  Any election at a meeting of stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote at the election, and all other matters are generally determined by a majority of the votes cast on the matter.

Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Company’s board of directors out of funds legally available therefor.

In the event of a liquidation, dissolution or winding up of the Company, after payment of all of the Company’s debts and liabilities, and subject to the preferential rights, if any, of any outstanding preferred stock, the holders of Common Stock are entitled to share ratably in all assets.  The Common Stock has no preemptive or conversion rights or other subscription rights, and there are no redemptive or sinking funds provisions applicable to the Common Stock.  The Company has received full payment for all outstanding shares of Common Stock and cannot require its stockholders to make further payments on the stock.

Description of Preferred Stock

Pursuant to the Company’s  amended and restated certificate of incorporation, the board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or NYSE Amex rules), to designate and issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.  As of June 14, 2009, the Company had designated: (i) 1,000 shares of Series B Preferred Stock, none of which were outstanding; (ii) 1,000 shares of Series B Preferred Stock, none of which were outstanding, (iii) 1,000 shares of Series C Preferred Stock, of which 71 shares were outstanding, and (iv) 1,966,292 shares of Series D Preferred Stock, none of which were outstanding.

The shares of the Company’s outstanding Series C Preferred Stock have the following pertinent rights and privileges, as set forth in the Company’s amended and restated certificate of incorporation and its certificate of designations, rights and preferences related to such series of preferred stock.

The holders of all shares of the Company’s Series C Preferred Stock are entitled to receive dividends on a pari passu basis with the holders of common stock, when, if and as declared by the Company’s Board of Directors.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (a “liquidation event”), before any distribution of assets of the Company shall be made to or set apart for the holders of common stock, the holders of Series C Preferred Stock, pari passu, are entitled to receive payment of such assets of the Company in an amount equal to $10,000 per share of such series of preferred stock, plus any accumulated and unpaid dividends thereon (whether or not earned or declared).  If the assets of the Company available for distribution to stockholders exceed the aggregate amount of the liquidation preference payable with respect to all shares of Series C Preferred Stock then outstanding, then, after the payment of such preferences is made or irrevocably set aside, the holders of the Company’s common stock are entitled to receive a pro rata portion of such assets based on the aggregate number of shares of common stock held by each such holder. The holders of the Company’s outstanding Series C Preferred Stock shall participate in such a distribution on a pro-rata basis, computed based on the number of shares of common stock which would be held by such preferred holders if immediately prior to the liquidation event all of the outstanding shares of the preferred stock had been converted into shares of common stock at the then current conversion value applicable to such shares.

A Change of Control of the Company (as defined in the Certificate of Designations, Rights and Preferences of the Series C Preferred Stock) is not a liquidation event triggering the preferences described above, and is instead addressed by separate terms in the Series C Certificate of Designations, Rights, and Preferences.

Holders of the Company’s Series C Preferred Stock are entitled to vote on any matter upon which holders of the Company’s common stock have the right to vote, including, without limitation, the right to vote for the election of directors together with the holders of common stock as one class.

The holder of any share or shares of Series C Preferred Stock has the right at any time, at such holder’s option, to convert all or any lesser portion of such holder’s shares of the Series C Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the aggregate Liquidation Preference applicable to the Series C Preferred Stock, plus accrued and unpaid dividends thereon by (ii) the applicable Conversion Value (as defined in the Certificate of Designations, Rights and Preferences of the Series C Preferred Stock) then in effect for the Series C Preferred Stock. The Company is not obligated to issue any fractional shares or scrip representing fractional shares upon such conversion and instead shall pay the holder an amount in cash equal to such fraction multiplied by the current market price per share of the Company’s common stock.

The Company has the option upon thirty (30) days prior written notice, to convert all of the outstanding shares of the Series C Preferred Stock into such number of fully paid and non-assessable shares of common stock as is determined by dividing (i) the aggregate Liquidation Preference of the shares of Series C Preferred Stock to be converted plus accrued and unpaid dividends thereon by (ii) the applicable Conversion Value (as defined in the Certificate of Designations, Rights and Preferences of the Series C Preferred Stock) then in effect, if at any time after twelve months following the Original Issue Date of each such series of preferred stock all of the following triggering events occur:

(i)            The registration statement covering all of the shares of common stock into which the Series C Preferred Stock is convertible is effective (or all of the shares of common stock into which the preferred stock is convertible may be sold without restriction pursuant to Rule 144 under the Securities Act of 1933, as amended);

(ii)           the Daily Market Price (as defined in the Certificate of Designations, Rights and Preferences of the Series C Preferred Stock) of the common stock crosses a specified pricing threshold for twenty of the thirty consecutive trading days prior to the date the Company provides notice of conversion to the holders; and

(iii)          the average daily trading volume (subject to adjustment for stock dividends, subdivisions and combinations) of the common stock for at least twenty of the thirty consecutive trading days prior to the date the Company provides notice of conversion to the holders exceeds 25,000 shares.

As of June 14, 2009, the Company’s outstanding shares of the Series C Preferred Stock were convertible into 104,409 shares of common stock at a conversion price of $6.80 per share, and the applicable Daily Market Price of the common stock for triggering mandatory conversion equaled $18.00 per share.

Delaware Anti-Takeover Law and Certain Charter Provisions

The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date that the stockholder became an interested stockholder unless:

•                  prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•                  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A “business combination” includes a merger, asset or stock sale or other transaction resulting in financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of a corporation’s outstanding voting stock. This provision may have the effect of delaying, deterring or preventing a change in control of the Company without further actions by the Company’s stockholders.

The Company’s amended and restated certificate of incorporation includes a number of provisions that may have the effect of deterring or impeding hostile takeovers or changes in control or management. These provisions include:

•                  the authority of the Company’s board of directors to issue shares of undesignated preferred stock and to determine the rights, preferences and privileges of these shares, without stockholder approval;

•                  all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent; and

•                  the elimination of cumulative voting.

Such provisions may have the effect of delaying or preventing a change in control.

Transfer Agent and Registrar

Computershare is the transfer agent and registrar for the Common Stock.

NYSE Amex Listing

The Common Stock trades on the NYSE Amex under the symbol “INO.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2009

INOVIO BIOMEDICAL CORPORATION

By:	/s/ Peter Kies
Peter Kies, Chief Financial Officer